U. S. GOLD CORPORATION

                             N E W S   R E L E A S E

                         2201 Kipling Street, Suite 100
                         Lakewood, Colorado 80215-1545
                       (303) 238-1438 FAX: (303) 238-1724

                      U.S. GOLD REPORTS NOVAGOLD PURCHASES
                        STOCK FROM EXISTING SHAREHOLDERS

Denver, CO. - August 1, 2005 - U.S. Gold Corporation (OTC BB: USGL; Berlin
Exchange: US 8) reports that a press release dated July 29, 2005 by NovaGold Resources Inc (TSX:NG, AMEX:NG) states that NovaGold has acquired 5,374,544 shares of U.S. Gold's stock in apparent negotiated transactions with existing shareholders. This ownership represents approximately 16% of the outstanding shares of the Company after the transaction by the Company and Rob McEwen announced July 29, 2005 by the Company.

The United States Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Operating, exploration and financial data, and other statements in this press release are based on information that the Company believes reasonable, but involve significant uncertainties as to future gold prices, costs, ore grades, mining and processing conditions, and regulatory and permitting matters. Actual results and timetables could very significantly.